UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Broadhollow Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2018, Verint Systems Inc. (“Verint”) entered into Amendment No. 1 (“Amendment No. 1”) with, among others, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), amending that certain Credit Agreement dated June 29, 2017 (the “Credit Agreement”) with, among others, the lenders from time to time party thereto and the Agent. Pursuant to Amendment No. 1 and the Credit Agreement, Verint refinanced its existing term loans (the “Existing Term Loans”) with new term loans (the “New Term Loans”) in an aggregate principal amount of $422,875,000 that bear interest at lower interest rates as set forth below.

Verint refinanced the Existing Term Loans with the New Term Loans to take advantage of its ability to reduce interest rates in the current market environment.

The New Term Loans a will mature on June 29, 2024, which is the same maturity date as the Existing Term Loans, unless accelerated in accordance with the terms of the Credit Agreement, and will bear interest, payable quarterly or, if earlier, at the end of any applicable interest period, at a per annum rate of, at Verint’s election: (a) in the case of Eurodollar loans, the Eurodollar Rate (as defined in the Credit Agreement), or (b) in the case of ABR loans, the ABR (as defined in the Credit Agreement), plus in each case a margin percentage. For the New Term Loans, the applicable margin percentage is fixed at 2.00% for Eurodollar loans, and at 1.00% for ABR loans.

Other than the change in interest rates described above, all other material provisions of the Credit Agreement remain unchanged.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for Verint and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

The foregoing description of Amendment No. 1 is not complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information referred to in “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, dated January 31, 2018 to the Credit Agreement dated June 29, 2017, among Verint Systems Inc., as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: February 1, 2018	By:	/s/ Douglas E Robinson
		Name:	Douglas E. Robinson
		Title:	Chief Financial Officer